UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 24, 2007

ASCENT SOLAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32919	20-3672603
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8120 Shaffer Parkway
Littleton, Colorado		80127
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(303) 285-9885

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 24, 2007, Ascent Solar Technologies, Inc. (the “Company”) issued a press release titled “Ascent Solar Technologies Announces Redemption of Class A Public Warrants.” A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference. The press release was issued in connection with the decision by the Company to call its outstanding Class A public warrants (Nasdaq: ASTIW; BSX; ASTIW) for redemption. The Class A public warrants are eligible for redemption because the closing price of the Company’s common stock had equaled or exceeded $9.35 for five consecutive trading days. The redemption date announced by the Company is June 25, 2007. Class A public warrants called for redemption and still outstanding as of that date will be redeemable by the Company for $0.25 per warrant.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release entitled “Ascent Solar Technologies Announces Redemption of Class A Public Warrants,” dated May 24, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

May 24, 2007	By:	/s/ Matthew Foster

Name: Matthew Foster
Title: President and Chief Executive Officer